EXHIBIT 10.36
FINDEX.COM, INC.

USD  $28,783                                                                                                                                                                As of August 18, 2011

PROMISSORY NOTE

FindEx.com, Inc. with offices at 18151 Lafayette Ave., Elkhorn, NE (the “Company”), hereby promises to pay to Barron Partners, LP, with offices at 730 Fifth Ave., 26th Floor, New York, NY 10019 (the “Holder”) on or before January 31, 2012 (the “Maturity Date”) the principal sum of twenty eight thousand seven hundred eighty three U.S. dollars (USD$28,783.00), together with (i) all interest on such principal sum accrued at the rate of five percent (5%) per annum, compounded monthly, from the date of this Promissory Note (this “Note”).   Any overdue amounts shall bear interest at the rate of ten percent (10%) per annum, compounded monthly, and shall be payable on demand.  It is the intent of the Company and the Holder that the rate of interest and/or other fees payable pursuant to the terms hereof shall not be so excessive as to be unlawful and that, if for any reason the interest and/or other charges so payable are found by a court of competent jurisdiction, in a final determination, to exceed the limit that may be lawfully charged, then the obligation to pay interest and/or other charges shall be deemed for this purpose reduced to such limit.

1.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder (which representations and warranties shall be deemed to be repeated by the Company on each day on which any amounts remain outstanding hereunder) that:

(a)      It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b)  It has full corporate power and authority to (i) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute and deliver this Note, (iv) borrow and repay with interest the loan evidenced hereby and (v) perform all of its obligations hereunder, and has taken all requisite corporate and other action to authorize the execution, delivery and performance of this Note.

(c)  This Note constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) The execution, delivery and performance of this Note and the payment of all amounts due hereunder by the Company and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of its certificate of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which the Company is a party or by which it or any of its properties or assets are bound, (iii) conflict with any law, statute, rule or regulation or any order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a material adverse effect on the Company, or (iv) result in the creation or imposition of any lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Company.

(e)  All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained by the Company with respect to this Note and/or its issuance have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with.

2.   Covenants of the Company.  In addition to the other undertakings herein contained, the Company hereby covenants to the Holder that, so long as any amount payable hereunder is outstanding, the Company shall perform the following obligations:

(a)  It shall pay and discharge in a timely manner in order to avoid material penalties all material taxes and governmental charges upon it or against any of its properties or assets, except to the extent that the Company shall be contesting in good faith its obligation to pay such taxes or charges, and it shall make timely filings of all material tax returns and governmental reports required to be filed or submitted under any applicable laws.

(b)  It shall maintain in full force and effect and comply with all consents, authorizations, approvals, licenses and orders of any governmental or other authority that are required to be obtained by it with respect to this Note or the transactions contemplated herein and shall use all reasonable efforts to obtain any such consents, authorizations, approvals, licenses and orders that may become necessary in the future.

(c)       It shall conduct its business in material compliance with all applicable laws and shall maintain adequate licenses and authorization to conduct its business.

3.  Investment Intent.  Holder, by its acceptance of this Note, hereby represents and warrants that this Note is being acquired by Holder for its own account, for investment purposes and not with a view to any distribution.  Holder will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of all or any interest in this Note.

4.  Notices.  Any notice, demand or request relating to any matter set forth herein shall be made in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail return receipt requested, when picked-up by or delivered to a recognized overnight courier service, or when sent by email or fax transmission to either the Company at its address stated above, or to the holder at its address stated above, or such other address as either party shall have notified the other in writing as aforesaid from and after the date hereof.

5.  Applicable Law.  This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nebraska, without regard to conflict of laws.

6.  Prior Note Cancellation.  This note cancels the prior note between the Company and the Holder dated April 7, 2006.

6.  Integration; Modification.  This Note constitutes the entirety of the rights and obligations of each of the Holder and the Company with respect to the subject matter hereof.  No provision hereofof this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any such modification is or may be sought.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf by its duly authorized officer, all as of the date first above written.

FINDEX.COM, INC.

By:	/s/ Steven Malone
Steven Malone, President

                   Agreed and accepted:

BARRON PARTNERS

By:	/s/ Andrew Worden
Andrew Worden